EXHIBIT 10.9(a)

                               RYDER SYSTEM, INC.

                  STOCK FOR MERIT INCREASE REPLACEMENT PLAN
                         (As amended on August 15, 1996)


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                                TABLE OF CONTENTS



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 1.   Purpose...................................................... 1

 2.   Effective Date and Term of this Plan ........................ 1

 3.   Administration of this Plan.................................. 1

 4.   Common Stock Subject to this Plan............................ 1

 5.   Eligible Persons............................................. 2

 6.   Purchase Price of Options ................................... 2

 7.   Option Term ................................................. 3

 8.   Option Type.................................................. 3

 9.   Non-Transferability of Options............................... 3

10.   Exercise of Options.......................................... 3

11.   Withholding Taxes on Option Exercise ........................ 4

12.   Exercise of Options in the Event of a Change of Control...... 4

13.   Termination of Employment.................................... 7

14.   Amendments to this Plan...................................... 7

15.   Miscellaneous Provisions .................................... 8

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                               RYDER SYSTEM, INC.
                   STOCK FOR MERIT INCREASE REPLACEMENT PLAN


1. Purpose of this Plan

The purpose of the Ryder System, Inc. Stock for Merit Increase Replacement Plan, as amended (this "Plan"), is to give key executives of Ryder System, Inc. (the "Company") and its subsidiaries who are primarily responsible for the management of the business of the Company the opportunity to receive stock option grants in lieu of merit salary increases, thereby encouraging focus on the growth and profitability of the Company and its Common Stock (as defined in Section 4).


2. Effective Date and Term of this Plan

This Plan shall become effective on May 5, 1995, subject to the approval of the shareholders of the Company. Unless previously terminated in accordance with
Section 14 of this Plan, this Plan shall terminate on the close of business on May 4, 2005, after which no Options (as defined in Section 4) shall be granted under this Plan. Such termination shall not affect any Options granted prior to such termination.


3. Administration of this Plan

This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company which shall consist of not less than three members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Additionally, all members of the Committee shall be "outside directors" as defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee. The Committee shall have plenary authority, subject to the express provisions of this Plan, to (i) select participants; (ii) determine the nature, amount, time and manner of stock option grants made under this Plan; (iii) interpret this Plan; (iv) prescribe, amend and rescind rules and regulations relating to this Plan; and (v) make all other determinations deemed necessary or advisable for the administration of this Plan.


4. Common Stock Subject to this Plan


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The shares of Common Stock of the Company, par value $.50 per share ("Common
Stock"), to be issued upon the exercise of an option to purchase Common Stock granted in lieu of a merit salary increase (an "Option") may be made available from the authorized but unissued Common Stock, or Common Stock purchased on the open market or otherwise. Subject to the provisions of the next succeeding paragraph, the maximum aggregate number of shares of Common Stock for which Options may be granted under this Plan shall be 500,000 shares. If an Option granted under this Plan expires or is terminated without having been exercised in full, the unpurchased or forfeited shares or rights to receive shares shall become available for grant to other executives. No executive shall be eligible to receive any Options or series of Options covering, in the aggregate, more than 300,000 shares during the term of this Plan.

If there shall be any change in the shares of Common Stock subject to this Plan or any Option granted under this Plan as a result of merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, adjustments may be made by the Committee, as it may deem appropriate, in the aggregate number and kind of shares subject to this Plan or to any outstanding Option, and in the terms and provisions of this Plan and any Options granted hereunder, in order to reflect, on an equitable basis, any such change in the shares contemplated by this paragraph. Any adjustment made by the Committee pursuant to this paragraph shall be conclusive and binding upon the grantee of an Option, the Company and any other related person.


5. Eligible Persons

Only persons who are members of the Company's senior leadership group, known as the "Executive Committee", or other elected officers of the Company or its subsidiaries selected by the Committee, shall be eligible to receive grants of Options under this Plan in lieu of a merit salary increase. No grant shall be made to any member of the Committee or any other non-employee director.

No executive selected to participate in this Plan may receive a grant of Options unless the executive has made an election to receive Options in lieu of a merit salary increase. No such election shall obligate the Company to grant a merit salary increase or Options.


6. Purchase Price of Options

The purchase price for each share of Common Stock issuable under an Option shall not be less than 100 percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. "Fair Market Value" as used in this Plan shall equal the mean of the high and low price of the Common Stock as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange on the applicable date.

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7. Option Term

The term of each Option as determined by the Committee shall not exceed ten (10) years from the date of grant and shall expire as of the last day of the designated term, unless terminated earlier under the provisions of this Plan.


8. Option Type

Option grants may be either non-qualified stock options or incentive stock options governed by Section 422(b) of the Code.


9. Non-Transferability of Options

No Option granted under this Plan shall be assignable or transferable by the grantee except by will or the laws of descent and distribution. A grantee shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this Section. Each Option shall be exercised during the grantee's lifetime only by the grantee or the grantee's guardian or legal representative.


10.  Exercise of Options

Except as provided in Sections 12 and 13, and subject to any limitations under
Section 16 of the 1934 Act, each Option shall be exercisable as follows: (i) twenty percent (20%) of the shares of Common Stock subject to an Option on the date of grant and (ii) the remainder of the shares subject to such Option in four equal annual installments on the first, second, third and fourth anniversary of the date of grant. The Committee may, at any time, provide for the acceleration of installments or any part thereof.

Subject to the provisions of this Section 10, each Option may be exercised in whole or, from time to time, in part with respect to the number of then exercisable shares in any sequence desired by the grantee and without regard to the date of grant of stock options under other plans of the Company; provided, however, that any incentive stock option must be exercised in accordance with
Section 422(b) of the Code.

To exercise an Option, the grantee shall (i) give written notice to the Company in form satisfactory to the Committee indicating the number of shares of Common Stock which the grantee elects to purchase, (ii) deliver to the Company payment of the full purchase price of the shares being purchased (A) in cash or a certified or bank cashier's check payable to the order of the Company, or (B) with the approval of the Committee, in shares of Common Stock having a

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Fair Market Value on the date of exercise equal to the purchase price, or (C)
a combination of the foregoing having an aggregate Fair Market Value equal to such purchase price, and (iii) deliver to the Secretary of the Company such written representations, warranties and covenants as the Company may require to permit this Plan and any Options or shares of Common Stock granted or issued hereunder to comply with any applicable blue sky or other federal or state securities laws.

Except as provided in Sections 12 and 13, no Option may be exercised unless the grantee, at the time of exercise, is an employee and has continuously been an employee of the Company or any subsidiary since the grant of such Option.

A grantee shall not be deemed to have terminated his period of continuous employ with the company or any subsidiary if he leaves the employ of the company or any subsidiary for immediate reemployment with the company or any subsidiary.

A grantee of any Option shall not have any rights as a shareholder until the close of business on the date on which the Option has been exercised.


11.  Withholding Taxes on Option Exercise

Each grantee exercising an Option shall deliver to the Company payment in cash or by check (as described in Section 10) equal to all federal, state and local withholding taxes required to be collected by the Company in respect of the exercise of such Option, and until such payment is made, the Company may, in its discretion, retain all or a portion of the shares to be issued. Notwithstanding the foregoing, to the extent permitted by law and pursuant to such rules as the Committee may adopt, a grantee may authorize the Company to satisfy any such withholding requirement by directing the Company to withhold from any shares to be issued such number of shares as shall be sufficient to satisfy the withholding obligation.


12. Exercise of Options in the Event of a Change of Control

Notwithstanding any other provision of this Plan, in the event of a Change of Control (as defined below), each Option not previously exercised or expired under the terms of this Plan shall become immediately exercisable in full and shall remain exercisable to the full extent of the shares of Common Stock available thereunder, regardless of any installment provisions applicable thereto, for the remainder of its term, unless the grantee has been terminated for Cause (as defined below) in which case the Options shall automatically terminate.

Grantees of Options not otherwise exercised or expired under the terms of this Plan may, in lieu of exercising, require the Company to purchase for cash all such Options or portions thereof for a period of sixty (60) days following the occurrence of a Change of Control at the Price specified below; provided that Options subject to this purchase requirement held by grantees who are subject to
Section 16(b) of the 1934 Act must have been held for at least six (6) months.

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For purposes of this Section 12 and otherwise, the following definitions shall apply:

   A "Change of Control" shall be deemed to have occurred if:

     (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan or plans (or related trust) of the Company and its subsidiaries and affiliates or (B) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (iii) of this Section 12; or

     (ii) the individuals who, as of August 18, 1995, constituted the Board of Directors of the Company (the "Board" generally and as of August 18, 1995 the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, provided that any person becoming a director subsequent to August 18, 1995 whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

     (iii) there is a reorganization, merger or consolidation of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company's outstanding Common Stock and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities ordinarily having the right to vote for the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns RSI or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company's outstanding Common Stock and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or plans (or related trust) of the Company or such corporation resulting from such Business Combination and their subsidiaries and affiliates) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the corporation

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resulting from such Business Combination and (C) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) there is a liquidation or dissolution of the Company approved by the shareholders; or

     (v) there is a sale of all or substantially all of the assets of the Company.

If a Change of Control occurs and if a grantee's employment is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the grantee that such termination of employment (A) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (B) otherwise arose in connection with or in anticipation of a Change of Control, a Change of Control shall be deemed to have retroactively occurred on the date immediately prior to the date of such termination of employment.

During the three (3) year period following a Change of Control, the term "cause" as used in Section 13 [and Section 15] of this Plan [with respect to any Option] shall mean (i) an act or acts of fraud, misappropriation or embezzlement on the grantee's part which result in or are intended to result in the grantee's personal enrichment at the expense of the Company, (ii) conviction of a felony,
(iii) conviction of a misdemeanor involving moral turpitude, or (iv) willful failure to report to work for more than thirty (30) continuous days not supported by a licensed physician's statement, all as determined only by a majority of the Incumbent Board or the Committee, as the case may be.

   "Price" shall mean, upon the occurrence of a Change of Control, the excess of the highest of:

     (i) the highest closing price of the Common Stock reported by the composite transaction reporting system for securities listed on the New York Stock Exchange within the sixty (60) days preceding the date of exercise;

     (ii) the highest price per share of Common Stock included in a filing made by any person or group referred to in subparagraph (i) of the definition of Change of Control on any Schedule 13D pursuant to Section 13(d) of the 1934 Act as paid within the sixty (60) days prior to the date of such report; and

     (iii) the value of the consideration to be received by the holders of Common Stock, expressed on a per share basis, in any transaction referred to in subparagraph (iii), (iv) or (v) of the definition of Change of Control, with all noncash consideration being valued in good faith by the Incumbent Board;

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over the purchase price per share at which the related Option is exercisable as applicable, except that incentive stock options are limited to the spread between the Fair Market Value of Common Stock on the date of exercise and the purchase price per share at which the related Option is exercisable.


13.  Termination of Employment

If the grantee's employment with the Company or any subsidiary terminates for any reason other than as specified in the subsequent paragraphs of this Section 13, any Option shall terminate three (3) months after the later of (i) the date of such termination or (ii) with respect to a non-qualified stock option, the end of any severance period applicable to such grantee; provided, however, that in the event of the death of the grantee during such period, such Option shall, to the extent it was exercisable on the termination date or at the end of any applicable severance period, be exercisable by the grantee's personal representatives, heirs or legatees for a period of one (1) year commencing on the date of the grantee's death and shall terminate at the expiration of such period.

If the termination of employment is due to the grantee's death, any Option shall, to the extent it was exercisable on the termination date, continue to be exercisable by such grantee's legal representatives, heirs or legatees for the term of such Option.

If the termination of employment is due to the grantee's retirement or disability, any non-qualified stock option not previously exercised or expired shall continue to vest and be exercisable during the three (3) year period following the grantee's termination date, and to the extent it is exercisable at the expiration of such three (3) year period, it shall continue to be exercisable by such grantee or such grantee's legal representatives, heirs or legatees for the term of such non-qualified stock option. Any incentive stock option shall, to the extent it was exercisable on the termination date, continue to be exercisable by such grantee or such grantee's legal representatives, heirs or legatees for the term of such incentive stock option; provided, however, that in order to qualify for the special tax treatment afforded by Section 421 of the Code, incentive stock options must be exercised within the three (3) month period commencing on the termination date (the exercise period shall be one (1) year in the case of termination by reason of disability, within the meaning of
Section 22(e)(3) of the Code). Incentive stock options not exercised within such three (3) month period shall be treated as non-qualified stock options.

If a grantee is terminated for cause, all Options with respect to such grantee shall automatically terminate as of the grantee's termination date.

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14. Amendments to this Plan

The Committee may at any time (i) terminate this Plan or (ii) modify or amend this Plan in any respect, except that, to the extent required to maintain the qualification of this Plan under Section 16 of the 1934 Act, or as otherwise required to comply with applicable law or the regulations of any stock exchange on which the Common Stock is listed, the Committee may not, without shareholders' approval, (A) materially increase the benefits accruing to participants under this Plan; (B) materially increase the number of securities which may be issued under this Plan; or (C) materially modify the requirements as to eligibility for participation in this Plan. Should this Plan require amendment to maintain full legal compliance because of rules, regulations, opinions or statutes issued by the Securities and Exchange Commission, the U.S. Department of the Treasury or any other governmental or governing body, then the Committee or the Board may take whatever action, including but not limited to amending or modifying this Plan, is necessary to maintain such compliance. The termination or any modification or amendment of this Plan shall not, without the consent of any grantee involved, adversely affect rights under an Option previously granted to such grantee.


15. Miscellaneous Provisions

(a) Service on the Committee shall constitute service as a director of the Company and members of the Committee shall be entitled to indemnification, advancement of expenses and reimbursement as directors of the Company pursuant to its Restated Articles of Incorporation, By-Laws, resolutions of the Board of Directors or otherwise.

(b) No Employee shall have any claim or right to be granted an award under this Plan, nor having been selected as a grantee for one year, any right to be a grantee in any other year. Neither this Plan nor any action taken hereunder shall be construed as giving any grantee any right to be retained in the employ of the Company and the Company expressly reserves its right at any time to dismiss any grantee with or without cause.

(c) With respect to grantees subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event this Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of Options) shall be deemed automatically to be incorporated by reference into this Plan insofar as grantees subject to Section 16 are concerned.

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